Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

July 5, 2017

Lennar Corporation

700 Northwest 107th Avenue

Miami, Florida 33172

Ladies and Gentlemen:

We have acted as counsel to Lennar Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on July 5, 2017, relating to the registration of the Company’s (i) Class A common stock, par value $0.10 per share (the “Class A Common Stock”); (ii) Class B common stock, par value $0.10 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); (iii) preferred stock, par value $10 per share (the “Preferred Stock”); (iv) participating preferred stock, par value $0.10 per share (the “Participating Preferred Stock”); (v) depositary receipts (the “Receipts”) representing interests in shares of Common Stock or Preferred Stock (the “Depositary Shares”); (vi) debt securities (which may be issued in one or more series) (the “Debt Securities”); (vii) guarantees of the Debt Securities by one or more of the subsidiary guarantors (the “Guarantors”) named in the Registration Statement, as amended from time to time (the “Guarantees”); (viii) warrants to purchase Common Stock, Preferred Stock, Participating Preferred Stock, Depositary Shares, Debt Securities or units consisting of two or more of the foregoing types of securities (the “Warrants”); and (ix) units consisting of two or more of the foregoing types of securities (the “Units”). Collectively, the Common Stock, Preferred Stock, Participating Preferred Stock, Depositary Shares, Debt Securities, Guarantees, Warrants and Units are referred to as the “Securities”. The Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act.

The Depositary Shares evidenced by Receipts would be issued pursuant to a deposit agreement (each, a “Deposit Agreement”) between a depositary and the Company, which would be filed as an exhibit to an amendment to the Registration Statement or as an exhibit to a document incorporated by reference into a document filed with the Commission in connection with the issuance of such Depositary Shares. The Debt Securities would be issued pursuant to (i) the Indenture dated as of December 31, 1997 between Lennar and The Bank of New York Mellon Trust Company, N.A. (as successor to, The First National Bank of Chicago, J.P. Morgan Trust Company, N.A. and The Bank of New York Mellon, formerly known as The Bank of New York), as trustee or (ii) one or more other indentures to which the Company is a party (the

NEW YORK    WASHINGTON    HOUSTON    PARIS    LONDON    MILAN     ROME    FRANKFURT    BRUSSELS

in alliance with Dickson Minto W.S., London and Edinburgh

Lennar Corporation

July 5, 2017

indentures described in clauses (i) and (ii) each being a “Base Indenture”) and supplemental indentures executed as contemplated by one or more of the Base Indentures by and between the Company and the trustee or trustees identified therein (the “Trustee”). The Warrants would be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) which would be described in a prospectus supplement distributed by the Company in connection with the issuance of such Warrants. The Units would be described in a prospectus supplement distributed by the Company in connection with the issuance of such Units.

We have examined copies of the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Bylaws of the Company, the Registration Statement, the Base Indentures, all relevant resolutions adopted by the Company’s Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinion expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinion contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

We have assumed that, at or prior to the time of an issuance of any Security, (i) the Company shall be validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (iii) each party to any document entered into in connection with the issuance or delivery of any such Security other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties (other than the Guarantors); (iv) the Registration Statement and any amendments thereto shall be effective under the Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (v) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby shall be prepared and filed with the Commission in compliance with the Act and shall comply with applicable laws at the time the Securities are offered or issued; (vi) such Security shall be issued and sold in compliance with the applicable provisions of the Act and in compliance with the “blue sky” laws of certain states and in the manner stated in the Registration Statement and any amendments and supplements thereto; (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (viii) at the time of an issuance of shares of Common Stock, including upon conversion, exercise or exchange of any of the Securities that

Lennar Corporation

July 5, 2017

provides for such conversion, exercise or exchange, as the case may be, there will be sufficient shares of Common Stock authorized under the Certificate of Incorporation, as restated and/or amended, and not otherwise issued or reserved for issuance; (ix) at the time of an issuance of shares of Preferred Stock, Participating Preferred Stock or Depositary Shares, including upon conversion, exercise or exchange of any of the Securities that provides for such conversion, exercise or exchange, as the case may be, there will be sufficient shares of Preferred Stock or Participating Preferred Stock authorized under the Certificate of Incorporation, as restated and/or amended, and not otherwise issued or reserved for issuance; (x) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; and (xi) the Company shall have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference.

We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security nor the documents governing such Securities will violate any applicable law or will result in a violation of, or constitute a default or breach under, any provision of any instrument or agreement then binding upon the Company, any restriction imposed by any court or governmental body having jurisdiction over the Company or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

(i)	When an issuance of shares of Common Stock has been duly authorized by all necessary corporate action on the part of the Company, and the shares of Common Stock to be issued and sold by the Company, including upon conversion, exercise, or exchange of any of the Securities that provides for such conversion, exercise or exchange, will have been duly authorized and, when such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement and the terms of any of the Securities that provide for conversion, exercise or exchange, as applicable, at not less than par value per share, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(ii)

Upon (a) designation of the relative rights, preferences and limitations of any series of Preferred Stock and approval of the terms of the offering thereof and related matters in accordance with the Certificate of Incorporation, as restated and/or amended; (b) the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such series of Preferred Stock; and (c) the due authorization by all necessary corporate action on the part of the Company and the issuance, delivery and payment for such shares of Preferred Stock as contemplated by the Registration Statement and any prospectus supplement relating thereto, including upon conversion, exercise, or exchange of any of the Securities that provides for such

Lennar Corporation

July 5, 2017

conversion, exercise or exchange, and in accordance with the applicable underwriting or other agreement and the terms of any of the Securities that provides for conversion, exercise or exchange, as applicable, at not less than par value per share, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(iii)	Upon (a) designation of the relative rights, preferences and limitations of any series of Participating Preferred Stock and approval of the terms of the offering thereof and related matters in accordance with the Certificate of Incorporation, as restated and/or amended; (b) the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to such series of Participating Preferred Stock; and (c) the due authorization by all necessary corporate action on the part of the Company and the issuance, delivery and payment for such shares of Participating Preferred Stock as contemplated by the Registration Statement and any prospectus supplement relating thereto, including upon conversion, exercise, or exchange of any of the Securities that provides for such conversion, exercise or exchange, and in accordance with the applicable underwriting or other agreement and the terms of any of the Securities that provides for conversion, exercise or exchange, as applicable, at not less than par value per share, such shares of Participating Preferred Stock will be validly issued, fully paid and non-assessable.

(iv)	When (a) the Receipts and Depositary Shares and the terms of the offering thereof and related matters have been duly authorized by all necessary corporate action on the part of the Company; (b) the respective Deposit Agreement has been duly authorized, executed and delivered; (c) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with such Deposit Agreement; (d) the shares of Common Stock or Preferred Stock relating to such Depositary Shares have been duly and properly authorized for issuance and are fully paid and non-assessable as contemplated in paragraphs (i) and (ii) hereof (as applicable); (e) such Common Stock or Preferred Stock has been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement and the terms of any Securities pursuant to which shares of Common Stock or Preferred Stock may be issued; and (f) the Receipts evidencing such Depositary Shares are duly issued against the deposit of such Common Stock or Preferred Stock as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Deposit Agreement, any underwriting agreement and the terms of any Securities relating to such issuance, such Receipts evidencing the Depositary Shares (including any Depositary Shares that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

(v)

When (a) any supplemental indenture to be entered into in connection with the issuance of the Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company and the Base Indenture, as supplemented, has been qualified under the Trust Indenture Act of 1939; (b) the specific terms of a particular

Lennar Corporation

July 5, 2017

Debt Security have been duly approved by all necessary corporate action on the part of the Company and established in accordance with the Base Indenture and supplemental indenture; and (c) such Debt Securities have been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Base Indenture, the supplemental indenture and the applicable underwriting or other agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(vi)	When (a) the creation of and the issuance and terms of the Guarantees, the terms of the offering thereof and related matters have been duly approved by all necessary corporate or other action on the part of the Guarantors; (b) the Guarantees have been duly authorized and validly executed and delivered by the Trustee and the Company as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the Base Indenture, the supplemental indenture and the applicable underwriting or other agreement; and (c) the Debt Securities guaranteed by such Guarantees have been duly authorized, executed, authenticated, issued, delivered and paid for as contemplated in paragraph (v) hereof, such Guarantees will constitute valid and binding obligations of each applicable Guarantor, enforceable in accordance with their terms.

(vii)	When (a) the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action on the part of the Company; (b) the Warrant Agreement relating to the Warrants have been duly authorized and validly executed and delivered by the Company; and (c) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(viii)	When (a) the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action on the part of the Company; (b) the applicable underwriting or other agreement relating to the Units has been duly authorized and validly executed and delivered by the Company; and (c) the Units or certificates representing the Units have been duly executed, authenticated, issued and delivered against payment of the consideration fixed therefor, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Lennar Corporation

July 5, 2017

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the federal securities laws of the United States of America and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

The opinions set forth in paragraphs (v), (vi), (vii) and (viii) above are qualified in that the legality and enforceability of the documents referred to therein may be (i) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally; (ii) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought; and (iii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

The opinions set forth in paragraph (vi) above are further qualified by our assumptions that the Guarantors (i) validly exist and are in good standing under applicable state laws and (ii) have the corporate, partnership, limited liability company or other power and authority to (a) own their property and carry on their business as now being conducted and (b) execute, deliver and perform all of their obligations under each Indenture to which they are a party and to consummate the transactions contemplated thereby and to be contemplated on their part. We have not independently investigated or verified the matters set forth in clauses (i) and (ii) of the preceding sentence and we express no views with respect to such matters.

We hereby consent to the filing of this opinion as an exhibit 5 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP